UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   December 1, 2011

GREEN PLANET GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14988 N. 78th Way, Suite 103, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 480-222-6222

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

a.    On December 1, 2011 our Board of Directors received a letter notifying us of the resignation of our independent registered public accounting firm, Semple, Marchal & Cooper, LLP (“SMC”), effective November 29, 2011.

SMC’s reports on the Company’s consolidated financial statements for the two years ended March 31, 2011 and 2010 contained an explanatory paragraph regarding the uncertainty as to the Company’s ability to continue as a going concern. Except for the “going concern” qualification, SMC’s reports on the Company’s consolidated financial statements for the two years ended March 31, 2011 and 2010, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

b.   Through the periods covering the financial audits for March 31, 2011 and 2010 and during any subsequent interim period through the date of SMC’s resignation, there have been no disagreements with SMC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of SMC would have caused them to make reference thereto in their report on the financial statements (as defined in Item 304(a)(1)(iv)); however, SMC’s resignation did state: “Our resignation is due to the fact that we were not provided, on a timely basis, information requested in regards to our review of the consolidated corporate financial statements for the six month period ended September 30, 2011, as included in the Form 10-Q filing.”

c.   Through the periods covering the financial audits for March 31, 2011 and 2010 and during any subsequent interim period through the date of SMC’s resignation, there have been no reportable events with us as set forth in Item 304(a)(1)(v) of Regulation S-K.

d.   We have requested that SMC furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not SMC agrees with the above statements. A copy of SMC’s letter, dated December 7, 2011, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

16.1	Letter to the Securities and Exchange Commission from Semple, Marchal & Cooper, LLP Regarding Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   December 7, 2011

GREEN PLANET GROUP, INC.

By:	/s/ James C. Marshall

James C. Marshall
Chief Financial Officer (Principal Financial and Accounting Officer)